UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 11, 2014

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 11, 2014, the Board of Directors of Denny's Corporation (the "Company") approved the appointment of Christopher D. Bode, age 52, to the position of Senior Vice President, Chief Operating Officer, where he will have an expanded focus on directing all of the company and franchise operations and operations services, among other responsibilities. Pursuant to his appointment, Mr. Bode's base salary was increased to $330,000. Mr. Bode is not and has not been involved in any related party transactions with the Company and does not have any family relationships with any other director or executive officer.

Mr. Bode previously served as the Company's Senior Vice President, Operations since January 2013. Prior to that role, he served as Divisional Vice President, Franchise Operations from January 2012 to January 2013 and as Vice President, Operations Initiatives from March 2011 to January 2012. Prior to joining the Company, Mr. Bode served as Chief Operating Officer of QSR Management, LLC (a franchisee of Dunkin’ Donuts) from 2008 to 2010 and Vice President of Development & Construction of Dunkin’ Brands, Inc. from 1988 to 2008.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit 99.1 -- Press release issued by Denny's Corporation on October 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: October 15, 2014	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President,
Chief Administrative Officer and
Chief Financial Officer